                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION
This statement on Form 4 is filed by Friedman Fleischer & Lowe Capital Partners,
LP, FFL Executive Partners, LP, Tully M. Friedman and Christopher A. Masto.

Name:                        FFL Executive Partners, LP
Address:                     c/o Friedman Fleischer & Lowe
                             One Maritime Plaza, 10th Floor
                             San Francisco, CA 94111
Designated Filer:            Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:      Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  March 14, 2005

FFL EXECUTIVE PARTNERS, LP
By:    /s/ Christopher A. Masto
       ---------------------------------
Name:  Christopher A. Masto
Title: Managing Member
       Friedman Fleischer & Lowe GP, LLC

Name:                        Tully M. Friedman
Address:                     c/o Friedman Fleischer & Lowe
                             One Maritime Plaza, 10th Floor
                             San Francisco, CA 94111
Designated Filer:            Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:      Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  March 14, 2005
/s/ Tully M. Friedman
-----------------------------------
Tully M. Friedman

Name:                        Christopher A. Masto
Address:                     c/o Friedman Fleischer & Lowe
                             One Maritime Plaza, 10th Floor
                             San Francisco, CA 94111
Designated Filer:            Friedman Fleischer & Lowe Capital Partners, LP
Issuer & Ticker Symbol:      Tempur-Pedic International Inc. [TPX]
Date of Earliest Transaction Required to be Reported:  March 14, 2005
/s/ Christopher A. Masto
-----------------------------------
Christopher A. Masto